                                    EXHIBIT
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Item No. 1. Ownership of the 331,374 shares of Common Stock of United American
Healthcare Corporation was previously reported in Schedule 13D (including acquisition dates and prices) filed on November 24, 2009, as amended by
Amendment No. 1 filed on December 15, 2009 by John M. Fife, Iliad Research and
Trading, L.P., Iliad Management, LLC and Fife Trading, Inc. The 331,374 shares of Common Stock of United American Healthcare Corporation are directly beneficially owned by John M. Fife. All transactions by Mr. Fife were acquisitions of Common Stock of United American Healthcare Corporation.

Item No. 2. Ownership of the 487,359 shares of Common Stock of United American
Healthcare Corporation was previously reported (including acquisition dates and prices) in Schedule 13D filed on November 24, 2009 by John M. Fife, Iliad
Research and Trading, L.P., Iliad Management, LLC and Fife Trading, Inc. Each
Reporting Person on this Form 3 (other than Iliad Research and Trading, L.P.), by virtue of its relationship to Iliad Research and Trading, L.P. (as disclosed below), may be deemed to indirectly beneficially own (as that term is defined in
Rule 13d-3 under the Securities Exchange Act of 1934) such shares, which are directly beneficially owned by Iliad Research and Trading, L.P. All transactions by Iliad Research and Trading, L.P. were acquisitions of Common Stock of United
American Healthcare Corporation. Each Reporting Person (other than Iliad
Research and Trading, L.P.) disclaims beneficial ownership of such shares for all other purposes. The 487,359 shares of Common Stock of United American
Healthcare Corporation may be deemed to be indirectly beneficially owned by each of the following:

a. Iliad Management, LLC, because it is the sole general partner of Iliad
   Research and Trading, L.P.
b. Fife Trading, Inc., because it is the sole manager of Iliad Management, LLC.
c. John M. Fife, because he is an officer, the sole director and the sole shareholder of Fife Trading, Inc.